EXHIBIT 21.1

                             CARRIAGE SERVICES, INC.

                        SUBSIDIARIES AS OF APRIL 30, 1998

                                                               JURISDICTION OF
         NAME                                                  INCORPORATION
         ----                                                  -------------

Carriage Funeral Holdings, Inc.                                Delaware
CFS Funeral Services, Inc.                                     Delaware
Carriage Holding Company, Inc.                                 Delaware
Carriage Funeral Services of Michigan, Inc.                    Michigan
Carriage Funeral Services of Ohio, Inc.                        Ohio
CFS Funeral Services of Ohio, Inc.                             Ohio
Hennessy-Bagnoli Funeral Home, Inc.                            Ohio
Carriage Funeral Services of Idaho, Inc.                       Idaho
Dwayne R. Spence Funeral Home, Inc.                            Ohio
Carriage Funeral Services of Kentucky, Inc.                    Kentucky
Carriage Funeral Services of South Carolina, Inc.              South Carolina
Carriage Funeral Services of Connecticut, Inc.                 Connecticut
Carriage Funeral Services of Indiana, Inc.                     Indiana
Carriage Funeral Services of Texas, Inc.                       Texas
Carriage Funeral Services of California, Inc.                  California
Wilson & Kratzer Mortuaries                                    California
Rolling Hills Memorial Park                                    California
Cheda & Matteucci, Inc.                                        California
Ouimet Concord Funeral Chapel, Inc.                            California
Frank J. Calcaterra Funeral Home, Inc.                         Michigan
Hillcrest Memorial Gardens, Inc.                               Idaho
Richmond County Memorial Park, Inc.                            North Carolina
Bryan Funeral Home, Inc.                                       Ohio
Stevens Funeral Homes, Inc.                                    Ohio
Grandview Memorial Gardens, Inc.                               Indiana
Carriage Funeral Services of Kansas, Inc.                      Kansas
CFS Funeral Services of Kansas, Inc.                           Kansas
CFS Services of Kentucky, Inc.                                 Kentucky
Carriage Services of Illinois, Inc.                            Illinois
Carriage Services of New York, Inc.                            New York
Pioneer Funeral Plans, Inc.                                    Texas
Carriage Services of Connecticut, Inc.                         Connecticut
Geisendorf-Rush Smith Funeral Home, Ltd.                       Kansas
Hamilton County Burial Services, Inc.                          Tennessee
Carriage Services of Florida, Inc.                             Florida
Schlup-Pucak Funeral Home, Inc.                                Ohio
Fox-Engartner Funeral Home, Inc.                               Ohio
Feeney Funeral Home, Inc.                                      New Jersey
CSI Funeral Services of Massachusetts, Inc.                    Massachusetts
Oak View Memorial Park Cemetery                                California
Allison Funeral Service, Inc.                                  Texas